UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 17, 2011

HealthSouth Corporation
(Exact name of Registrant as specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243
(Address of Principal Executive Offices, Including Zip Code)

(205) 967-7116
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition.

The information contained herein is being furnished pursuant to Item 2.02 of Form 8-K, “Results of Operations and Financial Condition,” and Item 7.01 of Form 8-K, “Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On February 17, 2011, HealthSouth Corporation (the “Company”) issued a press release reporting the financial results of the Company for the three months and year ended December 31, 2010. A copy of the press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

ITEM 7.01. Regulation FD Disclosure.

See Item 2.02, “Results of Operations and Financial Condition,” above.

In addition, a copy of the supplemental slides which will be discussed during the Company’s earnings call at 9:30 a.m. Eastern Time on Friday, February 18, 2011 is attached to this report as Exhibit 99.2 and incorporated herein by reference.

Note Regarding Presentation of Non-GAAP Financial Measures

The financial data contained in the press release and supplemental slides include non-GAAP financial measures, including the Company’s leverage ratio and Adjusted EBITDA. The leverage ratio referenced therein is defined as the ratio of consolidated total debt to Adjusted EBITDA for the trailing four quarters. The Company believes its leverage ratio and Adjusted EBITDA are measures of its ability to service its debt and its ability to make capital expenditures. Additionally, the leverage ratio is a standard measurement used by investors to gauge the creditworthiness of an institution. The Company’s credit agreement also includes a maximum leverage ratio financial covenant that allows the Company to deduct up to $75 million of cash on hand from consolidated total debt.

The Company uses Adjusted EBITDA on a consolidated basis as a liquidity measure. The Company believes this financial measure on a consolidated basis is important in analyzing its liquidity because it is the key component of certain material covenants contained within the Company’s credit agreement, which is discussed in more detail in Note 8, Long-term Debt, to the consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2010 (the “2010 Form 10-K”), when filed. These covenants are material terms of the credit agreement, and the credit agreement represents a substantial portion of the Company’s liquidity. Non-compliance with these financial covenants under the credit agreement – its interest coverage ratio and its leverage ratio – could result in the Company’s lenders requiring the Company to immediately repay all amounts borrowed. If the Company anticipated a potential covenant violation, it would seek relief from its lenders, which would have some cost to the Company, and such relief might not be on terms favorable to those in the Company’s existing credit agreement. In addition, if the Company cannot satisfy these financial covenants, it would be prohibited under the credit agreement from engaging in certain activities, such as incurring additional indebtedness, making certain payments, and acquiring and disposing of assets. Consequently, Adjusted EBITDA is critical to the Company’s assessment of its liquidity.

In general terms, the credit agreement definition of Adjusted EBITDA, referred to as “Adjusted Consolidated EBITDA” there, allows (or in the case of 2009, has allowed) the Company to add back to or subtract from consolidated net income unusual non-cash or non-recurring items. These items include, but may not be limited to, (1) amounts associated with government, class action, and related settlements, (2) amounts related to discontinued operations and closed locations, (3) charges in respect of professional fees for reconstruction and restatement of financial statements, including fees paid to outside professional firms for matters related to internal controls and legal fees for continued litigation and support matters discussed in Note 21, Settlements, and Note 22, Contingencies and Other Commitments, to the consolidated financial statements included in the 2010 Form 10-K, when filed, (4) stock-based compensation expense, (5) net investment and other income (including interest income), and (6) fees associated with the Company’s divestiture activities.

In accordance with the credit agreement, the Company is allowed to add certain other items to the calculation of Adjusted EBITDA, and there may also be certain other deductions required. This includes the interest income associated with income tax recoveries, as discussed in Note 19, Income Taxes, to the consolidated financial statements included in the 2010 Form 10-K, when filed. In addition, the Company is allowed to add non-recurring cash gains, such as the cash proceeds from the UBS Settlement (see Note 21, Settlements, to the consolidated financial statements included in the 2010 Form 10-K, when filed) to the calculation of Adjusted EBITDA. As these adjustments may not be indicative of the Company’s ongoing performance, they have been excluded from Adjusted EBITDA presented herein and in the press release and supplemental slides attached as Exhibits 99.1 and 99.2, respectively.

However, Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles in the United States of America (“GAAP”), and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, Adjusted EBITDA should not be considered a substitute for net income or cash flows from operating, investing, or financing activities. The Company reconciles Adjusted EBITDA to net income, which reconciliation is set forth in the press release attached as Exhibit 99.1, and to net cash provided by operating activities, which reconciliation is set forth below. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Revenues and expenses are measured in accordance with the policies and procedures described in the 2010 Form 10-K.

The Company also uses adjusted income from continuing operations and the related per share amounts, which amounts are also referred to as “adjusted earnings per share,” as analytical indicators to assess its performance. Management believes the presentation of adjusted income from continuing operations and the related per share amounts provides useful information to management and investors about the Company’s operating business before taking into account certain items that are non-operational or infrequent in nature. These measures are not defined measures of financial performance under GAAP and should not be considered as alternatives to net income and net income per share attributable to HealthSouth common shareholders. Because these measures are not measures determined in accordance with GAAP and are susceptible to varying calculations, they may not be comparable to other similarly titled measures presented by other companies. See the consolidated statements of operations included in the press release attached as Exhibit 99.1 for the GAAP measures of net income, income from continuing operations, and basic and diluted earnings per common share. A reconciliation of net income to adjusted income from continuing operations, and the related per share amounts, is included in the earnings release attached as Exhibit 99.1 and the supplemental slides attached as Exhibit 99.2.

The Company also uses adjusted free cash flow as an analytical indicator to assess its performance. Management believes the presentation of adjusted free cash flow provides investors an efficient means by which they can evaluate the Company’s capacity to reduce debt and pursue development activities. The calculation of adjusted free cash flow is included in the earnings release attached as Exhibit 99.1 and the supplemental slides attached as Exhibit 99.2. This measure is not a defined measure of financial performance under GAAP and should not be considered as an alternative to net cash provided by operating activities. Our definition of adjusted free cash flow is limited and does not represent residual cash flows available for discretionary spending. Because this measure is not determined in accordance with GAAP and is susceptible to varying calculations, it may not be comparable to other similarly titled measures presented by other companies. See the consolidated statements of cash flows included in the press release attached as Exhibit 99.1 for the GAAP measures of cash flows from operating, investing, and financing activities. A reconciliation of net cash provided by operating activities to adjusted free cash flow is included in the earnings release attached as Exhibit 99.1 and the supplemental slides attached as Exhibit 99.2.

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(In Millions)
Net cash provided by operating activities	$67.1	$44.0	$331.0	$406.1
Provision for doubtful accounts	(1.4)	(7.8)	(18.5)	(33.1)
Professional fees - accounting, tax, and legal	3.4	3.8	17.2	8.8
Interest expense and amortization of debt
discounts and fees	34.5	30.8	125.9	125.8
UBS Settlement proceeds, gross	-	-	-	(100.0)
Equity in net income of nonconsolidated
affiliates	2.6	1.8	10.1	4.6
Net income attributable to noncontrolling
interests in continuing operations	(10.7)	(8.2)	(40.8)	(33.4)
Amortization of debt discounts and fees	(1.2)	(1.7)	(6.3)	(6.6)
Distributions from nonconsolidated affiliates	(3.4)	(2.1)	(8.1)	(8.6)
Current portion of income tax expense (benefit)	4.7	(4.1)	1.9	(7.3)
Change in assets and liabilities	19.2	33.3	5.4	0.8
Change in government, class action, and
related settlements liability	2.1	0.2	2.9	11.2
Other operating cash (provided by) used in
discontinued operations	(0.8)	4.1	4.7	13.5
Other	0.7	0.6	2.0	1.2
Adjusted EBITDA	$116.8	$94.7	$427.4	$383.0

Forward-Looking Statements

The information contained in the earnings release and supplemental slides includes certain estimates, projections, and other forward-looking information that reflect the Company’s current views with respect to future events and financial performance. These estimates, projections, and other forward-looking information are based on assumptions the Company believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual results, and those differences may be material.

There can be no assurance that any estimates, projections, or forward-looking information will be realized.

All such estimates, projections, and forward-looking information speak only as of the date hereof. The Company undertakes no duty to publicly update or revise the information contained herein.

You are cautioned not to place undue reliance on the estimates, projections, and other forward-looking information in the earnings release and supplemental slides as they are based on current expectations and general assumptions and are subject to various risks, uncertainties, and other factors, including those set forth in the 2010 Form 10-K, when filed, the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2010, June 30, 2010, and March 31, 2010, and in other documents the Company previously filed with the SEC, many of which are beyond the Company’s control. These factors may cause actual results to differ materially from the views, beliefs, and estimates expressed herein.

ITEM 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
99.1	Press release of HealthSouth Corporation, dated February 17, 2011.
99.2	Supplemental slides provided in connection with the fourth quarter 2010 earnings call of HealthSouth Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSOUTH Corporation

	By:	/s/ JOHN P. WHITTINGTON
Name: John P. Whittington
Title: Executive Vice President, General Counsel and Corporate Secretary
Dated: February 17, 2011